Exhibit 5.1
John B. Watkins
+1 202 247 3139(t)
+1 202 663 6363(t)
john.watkins@wilmerhale.com
March 1, 2011
Key Energy Services, Inc.
1301 McKinney Street
Suite 1800
Houston, Texas 77010
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Key Energy Services, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):
(i)	shares of common stock (the “Common Stock”);

(ii)	shares of preferred stock (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	warrants (the “Warrants”); and

(vi)	units (the “Units”),
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
We are acting as special counsel for the Company in connection with the filing of the Registration Statement. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of shares of any class or series of Preferred Stock will be set forth in Articles of Amendment (“Articles of Amendment”) to the Articles of Restatement of the Company (as amended and/or restated from time-to-time, the “Charter”), with respect thereto. The Senior Debt Securities may be issued pursuant a senior indenture (the “Senior Indenture”) and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture”, and together with
Wilmer Cutler Pickering Hale and Dorr llp, 1875 Pennsylvania Avenue NW, Washington, DC 20006
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March 1, 2011

the Senior Indenture, the “Indentures”), in each case between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent.
We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon:
(i)	the Charter, certified by the Secretary of the Company as presently in effect;

(ii)	the Second Amended and Restated By-laws of the Company (as restated and/or amended from time-to-time, the “By-laws”), certified by the Secretary of the Company as presently in effect;

(iii)	a copy of certain resolutions of the Board of Directors of the Company, adopted January 27, 2011, certified by the Secretary of the Company as presently in effect;

(iv)	a certificate from the State Department of Assessments and Taxation of the State of Maryland (“SDAT”), dated as of March 1, 2011, attesting to the legal existence and corporate good standing of the Company in the State of Maryland; and

(v)	such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.
In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents provided to us by the Company.
We have relied as to certain matters on information obtained from public officials, Andrews Kurth LLP, as counsel to the Company, and officers of the Company, and we have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) in the case of the Debt Securities offered, (a) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (b) the applicable Indenture will be duly qualified under the Trust

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Indenture Act and the applicable trustee will be duly eligible to serve as trustee and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (iv) any Warrant Agreement or Unit Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter and not otherwise reserved for issuance and (viii) the Company will be validly existing as a corporation in good standing under the laws of the State of Maryland.
We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.
We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Warrant Agreement, the Unit Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.
We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.
Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general

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equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.
We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Charter, By-laws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to shares of any class or series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the class or series and related matters, including classifying or reclassifying shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and the filing of Articles of Amendment with respect to the class or series with SDAT, and such Articles of Amendment have been duly filed, (ii) the terms of the issuance and sale of the class or series of Preferred Stock have been duly established in conformity with the Charter, By-laws and the Authorizing Resolutions, (iii) the shares of the

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class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, the shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions, (iii) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions, (iv) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the Unit Agreement and

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issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ John B. Watkins

John B. Watkins, a Partner